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Exhibit 99.9

                                 [Company Logo]

FOR IMMEDIATE RELEASE        CONTACT:

                                    (INVESTORS)       David Tinkham
                                                      Chief Financial Officer
                                                      Horizon Group Properties
                                                      (312) 917-4288

                                     (MEDIA)          Susan Crusoe
                                                      Sr. Vice President
                                                      Horizon Group Properties
                                                      (312) 917-8877


                   HORIZON GROUP PROPERTIES COMPLETES TRANSFER
                     OF INTERESTS IN BELLPORT OUTLET CENTER
                              TO PRIME RETAIL, INC.

         (CHICAGO, ILLINOIS - SEPTEMBER 3, 1999) -- Horizon Group Properties, Inc. (HGP) (NASDAQ: HGPI), an owner, operator and developer of factory outlet and power centers, today announced it had completed the transfer of its interests in the Bellport Outlet Center, located in Bellport, New York, to an affiliate of Prime Retail, Inc. HGP received $7.5 million in cash and approximately 95 acres of undeveloped land in Muskegon, Michigan in the transaction. The land is subject to approximately $800,000 in outstanding land contract payments. The sale includes HGP's partnership interests and receivables associated with the outlet center.

         HGP and Prime Retail, Inc. also reached an agreement on the settlement of other amounts due to HGP under the Working Capital Agreement entered

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HGP COMPLETES TRANSFER OF INTERESTS
IN BELLPORT OUTLET CENTER
PAGE TWO

into in connection with the merger of Prime Retail, Inc. and Horizon Group, Inc. The settlement and the proceeds from the sale of the Bellport interests were used to satisfy the $9.3 million of current and future obligations owed by HGP to Prime Retail. Additionally, HGP received $230,000 in cash.

         Bellport Outlet Center was developed in three phases totaling 291,248 square feet. HGP transferred to Prime Retail its 50% partnership interests in Phase I, which totals 94,940 square feet and its 45% partnership interests in Phases II & III, which totals 196,308 square feet. Phase I is currently subject to indebtedness of $10.6 million and Phases II & III are subject of indebtedness of $11.8 million. HGP had transferred leasing and management of the center to Prime Retail earlier this year.

         "This transaction positively effects our balance sheet by reducing outstanding obligations and eliminating most of our on-going liabilities to Prime Retail," said Gary J. Skoien, Chairman, President and Chief Executive Officer of HGP. "With the sale of Bellport, we have also resolved numerous lender and partner consent issues."

     Based in Chicago, Illinois, Horizon Group Properties, Inc. owns 13 operating factory outlet centers and one power center in 11 states totaling more than 2.6

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HGP COMPLETES TRANSFER OF INTERESTS
IN BELLPORT OUTLET CENTER
PAGE THREE

million square feet and manages two additional outlet centers totaling 281,649 square feet.

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         SAFE HARBOR STATEMENT: THE STATEMENTS CONTAINED HEREIN, WHICH ARE NOT
HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS BASED UPON ECONOMIC FORECASTS, BUDGETS, AND OTHER FACTORS WHICH, BY THEIR NATURE, INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF HORIZON GROUP PROPERTIES, INC. TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS IMPLIED BY SUCH STATEMENTS. IN PARTICULAR, AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING:
BUSINESS CONDITIONS AND THE GENERAL ECONOMY, COMPETITIVE FACTORS, INTEREST RATES AND OTHER RISKS INHERENT IN THE REAL ESTATE BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.